UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Not applicable

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 26, 2008, Citi Trends, Inc. (the “Company”) entered into a 364 day revolving credit facility (the “Credit Agreement”) in an aggregate principal amount of $35 million (of which $5 million will be available for the issuance of letters of credit) with Bank of America.  This revolving credit facility replaces the Company’s previous $3 million line of credit with Bank of America. The loans under the Credit Agreement will be available for short-term working capital and other general corporate purposes of the Company.

The Credit Agreement is unsecured with an agreement not to pledge any of the assets of the Company and an agreement not to provide a negative pledge to any other party. Loans under the Credit Agreement shall bear interest at either (a) a rate equal to the higher of (i) the Federal Funds Rate plus 0.50% and (ii) Bank of America’s prime rate, plus an applicable margin; or (b) a rate equal to LIBOR plus an applicable margin. The applicable margin is dependent on the Company’s adjusted leverage ratio and ranges from 1.00% to 1.50% for LIBOR-based loans, and from 0.00% to 0.50% for prime rate-based loans.

The Credit Agreement includes customary representations, warranties, affirmative and negative covenants and events of default (and related remedies, including acceleration and increased interest rates following an event of default). It also contains a financial covenant tied to the Company’s adjusted leverage ratio.

Item 2.02.	Results of Operations and Financial Condition.

On March 26, 2008, the Company issued a press release reporting its financial results for the fourth quarter and fiscal year ended February 2, 2008 (the “Earnings Announcement”). A copy of the Earnings Announcement is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and the contents of which are incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Item 2.02, including the Earnings Announcement attached to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02, including the Earnings Announcement, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Earnings Release dated March 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 26, 2008	By:	/s/ Bruce D. Smith
		Name:	Bruce D. Smith
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Earnings Release dated March 26, 2008